Exhibit 99.1

Nemaura Medical Secures $6.5m in Non-Dilutive Funding

Loughborough, England, August 11, 2023 (GLOBE NEWSWIRE) -- Nemaura Medical, Inc. (Nasdaq: NMRD), a medical technology company focused on commercializing a daily disposable wearable glucose sensor and supporting personalized digital coaching programs, announces today that it has secured a further $6.5 million in non-dilutive funding though a clean debt facility with no warrants or convertible elements, from its existing lender.

In July 2023 Nemaura exhibited and undertook product demonstrations at the American Diabetes Association meeting in San Diego, the world’s largest gathering of Diabetes professionals, where it received very encouraging feedback from dialogue with attendees including corporates, Diabetes service providers and clinicians, which it continues to follow up on. The company is also currently undertaking studies with the NHS (National Health Service) in the UK with its metabolic health program designed for the consumer market targeting obesity and pre-diabetes whilst refining its commercial offering in this space. Nemaura also continues to support its UK licensee with its application for reimbursement of sugarBEAT® in the UK.

About Nemaura Medical, Inc.

Nemaura Medical Inc. is a medical technology company developing and commercialising non-invasive wearable diagnostic devices. The Company is currently also commercialising sugarBEAT® and proBEAT™. sugarBEAT®, a CE mark approved Class IIb medical device, as a non-invasive and flexible continuous glucose monitor (CGM) providing actionable insights derived from real time glucose measurements and daily glucose trend data, which may help people with diabetes and prediabetes to better manage, reverse, and prevent the onset of diabetes. Nemaura has submitted a PMA (Premarket Approval Application) for sugarBEAT® to the US FDA. proBEAT™ combines non-invasive glucose data processed using artificial intelligence under a digital healthcare subscription service as part of its BEAT® diabetes program.

The Company sits at the intersection of the global Type 2 diabetes market that is expected to reach nearly $59 billion by 2025, the $50+ billion pre-diabetic market, and the wearable health-tech sector for weight loss and wellness applications that is estimated to reach $60 billion by 2023.

For more information, please visit www.NemauraMedical.com

Cautionary Statement Regarding Forward-Looking Statements:

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, the launch of proBEAT™ in the U.S., risks related to regulatory status and the failure of future development and preliminary marketing efforts, Nemaura’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Nemaura’s and its partners’ ability to develop, market and sell proBEAT™, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to both proBEAT™ digital health, and sugarBEAT®. There can be no assurance that the Company will be able to reach a part of or any of the global market for CGM with its products/services. The U.S. Food and Drug Administration (the “FDA”) reserves the right to re-evaluate its decision that proBEAT™ qualifies as a general wellness product should it become aware of any issues such as skin irritation or other adverse events from the device, as well as any misuse impacting patient safety, and any other reason as the FDA may see fit at its discretion to determine the product does not fit the definition of a general wellness product. These and other risks and uncertainties are identified and described in more detail in Nemaura’s filings with the United States Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the most recently completed fiscal year, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Nemaura undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

IR@NemauraMedical.Com